Galena Biopharma Announces Pricing of Public Offering of Common Stock and Warrants

Portland, Oregon, September 13, 2013 — Galena Biopharma, Inc. (NASDAQ: GALE), a biopharmaceutical company focused on developing and commercializing innovative, targeted oncology treatments to address major unmet medical needs to advance cancer care, announced today the pricing of an underwritten public offering of 17,500,000 units at a public offering price of $2.00 per unit, resulting in gross proceeds of $35,000,000. Each unit consists of one share of common stock, and a warrant to purchase 0.35 of a share of common stock at an exercise price of $2.50 per share. The warrants are immediately exercisable and expire on the fifth anniversary of the date of issuance. The shares of common stock and warrants are immediately separable and will be issued separately.
The offering is expected to close on September 18, 2013, subject to the satisfaction of customary closing conditions. Galena has granted the underwriters a 30-day option to purchase up to 2,625,000 additional shares of common stock and/or additional warrants to purchase up to 918,750 shares of common stock to cover over-allotments, if any.
Oppenheimer & Co. Inc. is acting as the sole book-running manager for the proposed offering. JMP Securities LLC, Roth Capital Partners, Maxim Group LLC, MLV & Co., and Noble Financial Capital Markets are acting as co-managers.
Galena intends to use the net proceeds of the offering for the commercialization of its first commercial product, Abstral® (fentanyl) Sublingual Tablets, and its ongoing Phase 3 NeuVax™ (nelipepimut‑S) PRESENT (Prevention of Recurrence in Early-Stage, Node-Positive Breast Cancer with Low to Intermediate HER2 Expression with NeuVax Treatment) clinical trial and other clinical trials of its product candidates, and general corporate purposes.
The securities described above are being offered by Galena pursuant to a "shelf" registration statement on Form S-3 previously filed with the Securities and Exchange Commission (SEC), which the SEC declared effective on June 12, 2013. A preliminary prospectus supplement and accompanying prospectus related to the offering was filed with the SEC on September 12, 2013. A final prospectus supplement related to the offering will be filed with the SEC and will be available on the SEC’s website located at www.sec.gov. When available, copies of the final prospectus supplement and the accompanying prospectus relating to this offering may be obtained by contacting Oppenheimer & Co. Inc., Attention: Syndicate Prospectus Department, 85 Broad Street, 26th Floor, New York, NY 10004, or by telephone at (212) 667-8563, or by email at EquityProspectus@opco.com.

Before investing in the offering, interested parties should read in their entirety the prospectus supplement and the accompanying prospectus and the other documents that the company has filed with the SEC that are incorporated by reference in the prospectus supplement and the accompanying prospectus, which provide more information about the company and the offering.
This press release does not constitute an offer to sell or a solicitation of an offer to buy any securities described herein, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.
About Galena Biopharma
Galena Biopharma, Inc. is a Portland, Oregon-based biopharmaceutical company commercializing and developing innovative, targeted oncology treatments that address major unmet medical needs to advance cancer care. For more information, please visit us at www.galenabiopharma.com.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the proposed public offering and the intended use of proceeds from the offering and statements about the progress of the commercialization of Abstral and development of the company’s product candidates. The offering is subject to market and other conditions, and there can be no assurance as to whether or when the offering may be completed. These forward-looking statements also are subject to risks, uncertainties and assumptions, including those detailed from time to time in the company’s filings with the SEC, and represent the company’s views only as of the date they are made and should not be relied upon as representing the company’s views as of any subsequent date. The company’s actual results may differ materially from those contemplated by these forward-looking statements. The company does not undertake to update any of these forward-looking statements to reflect a change in its views or events or circumstances that occur after the date of this press release.
Contacts:
Remy Bernarda
Senior Director, Communications
+1 (503) 405-8258
rbernarda@galenabiopharma.com

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